     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1996

                                                       REGISTRATION NO. 333-3477
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              IMO INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

                                 3561, 3566,
         DELAWARE                 3823, 3429                21-0733751
     (State or other          (Primary Standard
     jurisdiction of              Industrial
     incorporation or        Classification Code         (I.R.S. Employer
      organization)                Numbers)           Identification Number)

                              IMO INDUSTRIES INC.
                      1009 LENOX DRIVE, BUILDING FOUR WEST
                        LAWRENCEVILLE, NEW JERSEY 08648
                                 (609) 896-7600
 (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                              THOMAS J. BIRD, ESQ.

                              IMO INDUSTRIES INC.
                      1009 LENOX DRIVE, BUILDING FOUR WEST
                        LAWRENCEVILLE, NEW JERSEY 08648
                                 (609) 896-7600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                WITH A COPY TO:
                             RONALD F. DAITZ, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                         NEW YORK, NEW YORK 10153-0119
                                 (212) 310-8000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:     / /

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Imo Industries Inc. is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. Article IX of Imo's Restated Certificate of Incorporation has eliminated the personal liability of directors to the fullest extent permitted by Subsection (b)(7) of Section 102 of the DGCL.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Article XIII of the Company's By-Laws states that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of, the corporation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

         3.1   -- The Company's Restated Certificate of Incorporation, as amended March 10, 1989 and November 10, 1992 (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1992 (the "1992 10-K")).
         3.2   -- The Company's Bylaws (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1994 (the "1994 10-K")).
        *4.1   -- Indenture, dated as of April 15, 1996, between the Company and IBJ Schroder
                  Bank & Trust Company, as trustee.
        *4.2   -- Form of Notes (included in Exhibit 4.1)
        *4.3   -- Registration Rights Agreement, dated as of April 23, 1996, between the Company and the Initial Purchasers.
          *5   -- Opinion of Weil, Gotshal & Manges LLP re: legality.
         **8   -- Opinion of Weil, Gotshal & Manges LLP re: tax matters.
        10.1   -- Amended and Restated Equity Incentive Plan for Key Employees (incorporated by reference to the Company's Form S-8 (Registration No. 33-60533) as filed with the SEC on June 23, 1995).
        10.2   -- Amended and Restated 1988 Equity Incentive Plan for Outside Directors
                  (incorporated by reference to the Company's Form 10-Q for the quarter ended
                  September 30, 1995).
        10.3   -- 1995 Equity Incentive Plan for Outside Directors (incorporated by reference to the Company's Form S-8 (Registration No. 33-60535)).
        10.4   -- The Company's Supplemental Retirement Income Plan (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1995 (the "1995
                  10-K")).
        10.5   -- Change in Control Agreement dated January 9, 1987 between the Company and John
                  J. Carr (incorporated by reference to the 1992 10-K).
        10.6   -- Change in Control Agreement dated December 23, 1988 between the Company and
                  Brian Lewis (incorporated by reference to the 1992 10-K).
        10.7   -- Change in Control Agreement dated August 5, 1992 between the Company and
                  William M. Brown (incorporated by reference to the 1992 10-K).
        10.8   -- Change in Control Agreement dated August 13, 1992 between the Company and
                  Thomas J. Bird (incorporated by reference to the 1992 10-K).
        10.9   -- Employment Agreement dated September 13, 1993 between the Company and Donald
                  K. Farrar (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1993 (the "1993 10-K")); Amendment dated November 17, 1994 to the Employment Agreement between the Company and Donald K. Farrar
                  (incorporated by reference to the 1994 10-K).
       10.10   -- Change in Control Agreement dated September 13, 1993 between the Company and
                  Donald K. Farrar (incorporated by reference to the 1993 10-K).
       10.11   -- Change in Control Agreement dated October 2, 1995 between the Company and
                  David C. Christensen (incorporated by reference to the 1995 10-K).

       10.12   -- The Company's Salaried Employees Stock Savings Plan as amended on July 1, 1987 and as amended on June 14, 1988 (incorporated by reference to the Company's
                  Form 11-K filed with the SEC on April 13, 1988 and the Company's Form 10-K for
                  the year ended December 31, 1989); Amendment dated March 16, 1989 to the Imo
                  Industries Inc. Employees Stock Savings Plan (incorporated by reference to the
                  Company's Form 10-K for the year ended December 31, 1991 (the "1991 10-K"));
                  Amendments dated September 6, 1990 and February 14, 1991 to the Imo Industries
                  Inc. Employees Stock Savings Plan (incorporated by reference to the Company's
                  Form 10-K for the year ended December 31, 1990 (the "1990 10-K")); Amendment dated May 9, 1991 to the Imo Industries Inc. Employees Stock Savings Plan
                  (incorporated by reference to the Company's Form S-8 filed with the SEC on
                  June 17, 1991)); Amendments dated December 30, 1991 and August 3, 1992 to the
                  Imo Industries Inc. Employees Stock Savings Plan (incorporated by reference to the 1992 10-K); Trust Agreement for the Imo Industries Inc. Employees Stock
                  Savings Plan as of March 1, 1995 between the Company and Eagle Trust Company
                  (incorporated by reference to the 1994 10-K).
       10.13   -- Distribution Agreement dated December 18, 1986 between Transamerica
                  Corporation and the Company (incorporated by reference to the Company's Form 8
                  Amendment No. 2 filed with the SEC on December 9, 1986 amending the Company's
                  Form 10 with the SEC on October 15, 1986 (the "Form 8")).
       10.14   -- Tax Agreement between the Company and Transamerica Corporation (incorporated by reference to the Form 8).
       10.15   -- Warrant dated July 15, 1993 issued by the Company to The Prudential Insurance
                  Company of America (incorporated by reference to the Company's Form 10-K/A filed with the SEC on August 6, 1993 amending the 1992 10-K).
       10.16   -- Stock Purchase Agreement dated November 30, 1987 between the Company and
                  TRIFIN B.V. (incorporated by reference to the Company's Form 8-K filed with the SEC on February 17, 1987).
       10.17   -- Agreement and Plan of Merger, dated as of August 21, 1988, by and among the
                  Company, VI Acquisition Corp. and Varo Inc. (incorporated by reference to the
                  Company's Form 8-K filed with the SEC on October 14, 1988 (the "1988 8-K")).
       10.18   -- Stock Option Agreement, dated as of August 21, 1988, between VI Acquisition
                  Corp. and Varo Inc. (incorporated by reference to the 1988 8-K).
       10.19   -- Agreement for the purchase of the stock of Warren Pumps, Inc. by the Company dated April 3, 1989 among the Company, Warren Pumps, Inc. and the holders of all of the issued and outstanding stock of Warren Pumps, Inc. (incorporated by reference to the 1991 10-K).
       10.20   -- Stock Purchase Agreement dated as of May 31, 1990 among United Scientific
                  Holdings PLC, United Scientific Inc. and the Company (incorporated by reference to the 1990 10-K).
       10.21   -- Stock Purchase Agreement dated as of October 28, 1993 among the Company, Imo
                  Industries GmbH, Mark Controls Corporation and Mark Controls GmbH i. Gr., as
                  amended (incorporated by reference to the 1993 10-K).
       10.22   -- German Asset Purchase Agreement among Imo Industries GmbH, Mark Controls GmbH
                  i. Gr., the Company and Mark Controls Corporation, as amended (incorporated by reference to the 1993 10-K).
      *10.23   -- Credit Agreement dated as of April 29, 1996 among the Company, as Borrower,
                  Varo Inc., as Guarantor, Warren Pumps, Inc., as Guarantor, the institutions from time to time party thereto as Lenders and Issuing Banks, and Citicorp
                  USA, Inc., as Agent.
       10.24   -- Asset Purchase Agreement dated as of November 4, 1994 by and among the
                  Company, Imo Industries International Inc. and Mannesmann Capital Corporation
                  (incorporated by reference to the Company's Form 10-Q for the quarter ended
                  September 30, 1994); Agreement, Amendment and Waiver dated January 17, 1995 by and among the Company and Mannesmann Capital Corporation (incorporated by reference to the 1994 10-K).

       10.25   -- Asset and Stock Purchase Agreement dated as of January 1, 1995 by and among the Company and Thermo Jarrell Ash Corporation (incorporated by reference to the 1994
                  10-K).
       10.26   -- Purchase and Sale Agreement among Litton Industries, Inc., and Litton Systems,
                  Inc. and Imo Industries Inc., Baird Corporation, Optic-Electronic
                  International, Inc. and Varo Inc. dated May 11, 1995 and amended and restated
                  as of June 2, 1995 (incorporated by reference to the Company's Form 8-K filed with the SEC on June 19, 1995).
         *12   -- Computation of Ratio of Earnings to Fixed Charges.
          21   -- Subsidiaries of the Company (incorporated by reference to the 1995 10-K).
       *23.1   -- Consent of Ernst & Young LLP.
       *23.2   -- Consent of Weil, Gotshal & Manges LLP (included in Exhibits 5 and 8).
         *24   -- Power of Attorney (included on signature pages to Registration Statement).
         *25   -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as trustee under the Indenture.
       *99.1   -- Form of Letter of Transmittal.
       *99.2   -- Form of Notice of Guaranteed Delivery.
       *99.3   -- Form of Exchange Agent Agreement between IBJ Schroder Bank & Trust Company and the Company.

- ---------------

 * Previously filed.

** Filed herewith.

     (b) Schedule

         Consolidated Financial Statement Schedule:

            Report of Independent Auditors.............................................   S-1
            Schedule II -- Valuation and Qualifying Accounts...........................   S-2

ITEM 22.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (d) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, IMO INDUSTRIES INC. HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LAWRENCEVILLE, STATE OF NEW JERSEY ON AUGUST 6, 1996.

                                          IMO INDUSTRIES INC.

                                          By:  /s/DONALD K. FARRAR
                                               DONALD K. FARRAR
                                               CHIEF EXECUTIVE
                                                    OFFICER,
                                                PRESIDENT AND
                                                    DIRECTOR

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

/s/                     *                   Chief Executive Officer,            August 6, 1996
- ------------------------------------------  President and Director
             DONALD K. FARRAR               (principal executive
                                            officer)
/s/                     *                   Executive Vice President,           August 6, 1996
- ------------------------------------------  Chief Financial
             WILLIAM M. BROWN               Officer/Corporate Controller
                                            (principal financial and
                                            accounting officer)
/s/                     *                   Director                            August 6, 1996
- ------------------------------------------
             JAMES B. EDWARDS
/s/                     *                   Director                            August 6, 1996
- ------------------------------------------
             J. SPENCER GOULD
/s/                     *                   Director                            August 6, 1996
- ------------------------------------------
             RICHARD J. GROSH
/s/                     *                   Director                            August 6, 1996
- ------------------------------------------
            CARTER P. THACHER
/s/                     *                   Director                            August 6, 1996
- ------------------------------------------
            DONALD C. TRAUSCHT
/s/                     *                   Director                            August 6, 1996
- ------------------------------------------
           ARTHUR E. VAN LEUVEN

- ------------

       * By /s/    BIRD  THOMAS J.
- ------------------------------------------
              THOMAS J. BIRD
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                                         DESCRIPTION
- --------     ----------------------------------------------------------------------------------
   3.1   --  The Company's Restated Certificate of Incorporation, as amended March 10, 1989 and
             November 10, 1992 (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1992 (the "1992 10-K"))...................................
   3.2   --  The Company's Bylaws (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1994 (the "1994 10-K"))...................................
  *4.1   --  Indenture, dated as of April 15, 1996, between the Company and IBJ Schroder Bank &
             Trust Company, as trustee.........................................................
  *4.2   --  Form of Notes (included in Exhibit 4.1)...........................................
  *4.3   --  Registration Rights Agreement, dated as of April 23, 1996, between the Company and the Initial Purchasers............................................................
  *5     --  Opinion of Weil, Gotshal & Manges LLP re: legality................................
 **8     --  Opinion of Weil, Gotshal & Manges LLP re: tax matters.............................
  10.1   --  Amended and Restated Equity Incentive Plan for Key Employees (incorporated by reference to the Company's Form S-8 (Registration No. 33-60533) as filed with the
             SEC on June 23, 1995).............................................................
  10.2   --  Amended and Restated 1988 Equity Incentive Plan for Outside Directors
             (incorporated by reference to the Company's Form 10-Q for the quarter ended
             September 30, 1995)...............................................................
  10.3   --  1995 Equity Incentive Plan for Outside Directors (incorporated by reference to the
             Company's Form S-8 (Registration No. 33-60535))...................................
  10.4   --  The Company's Supplemental Retirement Income Plan (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1995 (the "1995
             10-K"))...........................................................................
  10.5   --  Change in Control Agreement dated January 9, 1987 between the Company and John J.
             Carr (incorporated by reference to the 1992 10-K).................................
  10.6   --  Change in Control Agreement dated December 23, 1988 between the Company and Brian
             Lewis (incorporated by reference to the 1992 10-K)................................
  10.7   --  Change in Control Agreement dated August 5, 1992 between the Company and William
             M. Brown (incorporated by reference to the 1992 10-K).............................
  10.8   --  Change in Control Agreement dated August 13, 1992 between the Company and Thomas
             J. Bird (incorporated by reference to the 1992 10-K)..............................
  10.9   --  Employment Agreement dated September 13, 1993 between the Company and Donald K.
             Farrar (incorporated by reference to the Company's Form 10-K for the year ended
             December 31, 1993 (the "1993 10-K")); Amendment dated November 17, 1994 to the
             Employment Agreement between the Company and Donald K. Farrar (incorporated by reference to the 1994 10-K).......................................................
  10.10  --  Change in Control Agreement dated September 13, 1993 between the Company and
             Donald K. Farrar (incorporated by reference to the 1993 10-K).....................
  10.11  --  Change in Control Agreement dated October 2, 1995 between the Company and David C.
             Christensen (incorporated by reference to the 1995 10-K)..........................

EXHIBIT
 NUMBER                                         DESCRIPTION
- --------     ----------------------------------------------------------------------------------
  10.12  --  The Company's Salaried Employees Stock Savings Plan as amended on July 1, 1987 and as amended on June 14, 1988 (incorporated by reference to the Company's Form 11-K filed with the SEC on April 13, 1988 and the Company's Form 10-K for the year ended December 31, 1989); Amendment dated March 16, 1989 to the Imo Industries
             Inc. Employees Stock Savings Plan (incorporated by reference to the Company's Form
             10-K for the year ended December 31, 1991 (the '1991 10-K')); Amendments dated
             September 6, 1990 and February 14, 1991 to the Imo Industries Inc. Employees Stock
             Savings Plan (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1990 (the '1990 10-K')); Amendment dated May 9, 1991 to the Imo
             Industries Inc. Employees Stock Savings Plan (incorporated by reference to the
             Company's Form S-8 filed with the SEC on June 17, 1991)); Amendments dated
             December 30, 1991 and August 3, 1992 to the Imo Industries Inc. Employees Stock
             Savings Plan (incorporated by reference to the 1992 10-K); Trust Agreement for the
             Imo Industries Inc. Employees Stock Savings Plan as of March 1, 1995 between the
             Company and Eagle Trust Company (incorporated by reference to the
             1994 10-K)........................................................................
  10.13  --  Distribution Agreement dated December 18, 1986 between Transamerica Corporation and the Company (incorporated by reference to the Company's Form 8 Amendment No. 2 filed with the SEC on December 9, 1986 amending the Company's Form 10 with the SEC on October 15, 1986 (the "Form 8"))...............................................
  10.14  --  Tax Agreement between the Company and Transamerica Corporation (incorporated by reference to the Form 8)..........................................................
  10.15  --  Warrant dated July 15, 1993 issued by the Company to The Prudential Insurance
             Company of America (incorporated by reference to the Company's Form 10-K/A filed with the SEC on August 6, 1993 amending the 1992 10-K)............................
  10.16  --  Stock Purchase Agreement dated November 30, 1987 between the Company and TRIFIN
             B.V. (incorporated by reference to the Company's Form 8-K filed with the SEC on
             February 17, 1987)................................................................
  10.17  --  Agreement and Plan of Merger, dated as of August 21, 1988, by and among the
             Company, VI Acquisition Corp. and Varo Inc. (incorporated by reference to the
             Company's Form 8-K filed with the SEC on October 14, 1988 (the "1988 8-K")).......
  10.18  --  Stock Option Agreement, dated as of August 21, 1988, between VI Acquisition Corp.
             and Varo Inc. (incorporated by reference to the 1988 8-K).........................
  10.19  --  Agreement for the purchase of the stock of Warren Pumps, Inc. by the Company dated
             April 3, 1989 among the Company, Warren Pumps, Inc. and the holders of all of the issued and outstanding stock of Warren Pumps, Inc. (incorporated by reference to the 1991 10-K)....................................................................
  10.20  --  Stock Purchase Agreement dated as of May 31, 1990 among United Scientific Holdings
             PLC, United Scientific Inc. and the Company (incorporated by reference to the 1990
             10-K).............................................................................
  10.21  --  Stock Purchase Agreement dated as of October 28, 1993 among the Company, Imo
             Industries GmbH, Mark Controls Corporation and Mark Controls GmbH i. Gr., as
             amended (incorporated by reference to the 1993 10-K)..............................
  10.22  --  German Asset Purchase Agreement among Imo Industries GmbH, Mark Controls GmbH i.
             Gr., the Company and Mark Controls Corporation, as amended (incorporated by reference to the 1993 10-K).......................................................
 *10.23  --  Credit Agreement dated as of April 29, 1996 among the Company, as Borrower, Varo
             Inc., as Guarantor, Warren Pumps, Inc., as Guarantor, the institutions from time to time party thereto as Lenders and Issuing Banks, and Citicorp USA, Inc., as
             Agent.............................................................................
  10.24  --  Asset Purchase Agreement dated as of November 4, 1994 by and among the Company,
             Imo Industries International Inc. and Mannesmann Capital Corporation (incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 1994);
             Agreement, Amendment and Waiver dated January 17, 1995 by and among the Company and Mannesmann Capital Corporation (incorporated by reference to the 1994
             10-K).............................................................................

EXHIBIT
 NUMBER                                         DESCRIPTION
- --------     ----------------------------------------------------------------------------------
  10.25  --  Asset and Stock Purchase Agreement dated as of January 1, 1995 by and among the
             Company and Thermo Jarrell Ash Corporation (incorporated by reference to the 1994
             10-K).............................................................................
  10.26  --  Purchase and Sale Agreement among Litton Industries, Inc., and Litton Systems,
             Inc. and Imo Industries Inc., Baird Corporation, Optic-Electronic International,
             Inc. and Varo Inc. dated May 11, 1995 and amended and restated as of June 2, 1995
             (incorporated by reference to the Company's Form 8-K filed with the SEC on June
             19, 1995).........................................................................
 *12     --  Computation of Ratio of Earnings to Fixed Charges.................................
  21     --  Subsidiaries of the Company (incorporated by reference to the 1995 10-K)..........
 *23.1   --  Consent of Ernst & Young LLP......................................................
 *23.2   --  Consent of Weil, Gotshal & Manges LLP (included in Exhibits 5 and 8)..............
 *24     --  Power of Attorney (included on signature pages to Registration Statement).........
 *25     --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as trustee under the
             Indenture.........................................................................
 *99.1   --  Form of Letter of Transmittal.....................................................
 *99.2   --  Form of Notice of Guaranteed Delivery.............................................
 *99.3   --  Form of Exchange Agent Agreement between IBJ Schroder Bank & Trust Company and the
             Company...........................................................................

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 * Previously filed.

** Filed herewith.